UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2024

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CEA Industries Inc. (the “Company”) announced on December 3, 2024, that it was under a non-binding letter of intent to acquire a leading specialty retailer and manufacturer (the “Target”).

The Target has more than 30 retail locations over a broad geography, with a portfolio of trademarks and intellectual property. The Company intends to utilize its strong balance sheet to further expand the Target’s retail footprint through the acquisition of additional stores as well as opening de novo stores, enabling broader market reach and customer accessibility. Additionally, the Company plans to grow the Target’s manufacturing business that supplies house brand and white-label products to other retailers. These strategic initiatives will enable the Company to build on the target’s solid foundation, accelerate growth, and enhance profitability and operational excellence.

The Company expects to sign a definitive agreement to acquire the Target before year end, with a closing of the transaction targeted for the first quarter of 2025, pending customary closing conditions. The acquisition consideration will be a combination of cash, common shares of the Company, and debt.

Signing the definitive documentation for the acquisition is subject to the continued evaluation of the Target, including:

-	Continued business, financial and legal due diligence and regulatory review and compliance;

-	The preparation of audited financial statements of the Target prior to signing;

-	Negotiating the definitive acquisition documentation, including indemnification and hold back terms; and

-	Negotiating various ancillary agreements such as employment agreements with key operating persons and vendor and other financing arrangements.

The completion of the acquisition, after signing the acquisition and ancillary agreements, will be subject to various closing conditions precedent, which may be modified or waived, as relevant, by mutual agreement of the parties or one of the parties, including:

-	Completion of all required due diligence and final assessment of the Target and its operations;

-	Delivery and review of the audited financial statements;

-	Obtaining landlord consents and estoppel agreements and all other third party consents;

-	Obtaining government approval for the transfer of certain operating licenses;

-	Raising required acquisition funds, if any, and entry into vendor financing;

-	Execution of the ancillary documents, including employment, non-competition and escrow arrangements; and

-	The continued correctness of the representations and warranties and fulfillment of the pre-closing covenants by each of the parties to the acquisition agreement, and the target not having had any material adverse changes in its business and having the continued prospects of the business as then currently conducted.

There can be no assurance that any definitive agreement documents will be fully and finally negotiated or that they will be signed by all the necessary parties, which requires both the Company and the several selling persons to agree and execute the purchase agreement and various other parties to agree to the ancillary agreements. Even if the definitive agreements are signed, there are various covenants that must be fulfilled by certain dates after signing and prior to closing that must be fulfilled, of which there can be no assurance given that they will be completed to the satisfaction of the relevant party or parties. And, finally, there can be no assurance that the acquisition will be completed, as such an acquisition is a complicated undertaking with may requirements that may not be completed on a timely basis or to the satisfaction of the parties. Therefore, investors in the Company should carefully consider whether or not an acquisition of this nature will be completed and when it might be completed, before they make any assessment of their investment in the Company.

The Company issued a press release announcing the potential acquisition, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release Announcing Acquisition Negotiations dated December 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024	CEA INDUSTRIES INC.

	By	/s/ Anthony K. McDonald
Anthony K. McDonald Chief Executive Officer